                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 20, 2001


                                FUTURELINK CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                         0-24833                        95-4763404
-----------------------------------------------------------------------------------------
 (State or other jurisdiction             (Commission                  (I.R.S. Employer
       of incorporation)                  File Number)                Identification No.)


   2 South Pointe Drive, Lake Forest, CA                       92630
--------------------------------------------------------------------------------
  (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code     (949) 672-3000
                                                   -----------------------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

       On April 23, 2001, we announced (a) the amendment of our current credit facility with Foothill Capital Corporation; (b) the execution of a secured subordinated convertible promissory note in the principal amount of $5,000,000 with Pequot Private Equity Fund, II, L.P.; and (c) the consolidation of our three data centers in North America and a work force reduction of approximately 5%. The April 23, 2001 press release relating to these events is attached to this current report as Exhibit 99.1, and is incorporated herein by reference.

Amendment of Revolving Credit Facility

       On April 20, 2001, we amended the loan and security agreement which we entered into with Foothill Capital Corporation in November 2000. The amendment reduces the maximum amount that we may borrow under this facility from $25 million to $15 million and the maximum amount that we may borrow against our Canadian subsidiary accounts receivable from $10 million to $2 million. These reduced levels are more in line with our current and projected borrowing capacity which is based upon a percentage of our United States and Canadian accounts receivable, as described in the loan and security agreement. Before we may borrow against our Canadian subsidiary accounts receivable, however, we first must meet certain conditions of the lender, which we are attempting to satisfy.

       The amendment shortens the maturity date of the credit facility to November 30, 2001 and eliminates the prepayment penalty for our early termination of the facility. We currently are seeking to replace the facility and desire to accomplish this before the November 30, 2001 maturity date. If we are able to terminate the facility on or before September 30, 2001, we will be entitled to a refund of up to one-half of the $500,000 amendment fee which the lender agreed to finance without reducing borrowing capacity under the facility.

       The amendment also reduces the amount of tangible net worth we are required to maintain at the end of each month to a level that we believe is achievable. Also, the amendment introduces additional financial covenants, including a requirement that we maintain, as of the end of each month beginning in May 2001, specified levels of revenue and of earnings before interest, income taxes, depreciation and amortization. The amendment also increases the interest rate under the facility to prime plus 2% per annum, provided that, in accordance with the original terms of the agreement, the interest rate may not be less than 8% per annum. Further, the amendment requires us to raise proceeds from the issuance of subordinated debt or equity securities of at least $5 million by May 31, 2001 and another $5 million by June 30, 2001, which proceeds may include the amount raised from the bridge financing described below.

       On April 20, 2001, one of our U.K. subsidiaries amended its loan agreement entered into with the same financial institution in December 2000. This amendment reduces the maximum amount that can be borrowed under the facility from $5 million to $1.7 million to be more in line with the expected borrowing capacity under the line, which is based upon a percentage of our U.K. accounts receivable. The amendment also shortens the maturity date of this facility to November 30, 2001, consistent with our other credit facility. Any amount that we borrow under the U.K. facility will reduce the available amount we can borrow under the $15 million facility with Foothill Capital Corporation, described above.

       The applicable amendments to the credit facility are attached to this current report as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Bridge Financing

       On April 20, 2001, Pequot Private Equity Fund, II, L.P. entered into a secured subordinated convertible promissory note with us in the aggregate principal amount of $5 million. Under the terms of this bridge note, $3.5 million (the "Initial Advance") was advanced to us by Pequot on April 23, 2001, and, subject to certain conditions, an additional $1.5 million (the "Subsequent Advance") will be advanced pursuant to the terms of the bridge note on the earlier of (a) the closing of the next round of equity or convertible debt financing in which we receive aggregate gross proceeds of at least $5 million (the "Third-Party Financing") or (b) May 31, 2001. In addition, we granted Pequot, its affiliates and JDS Capital Management, Inc. and its affiliates the right to invest in a Third-Party Financing, if any, up to an additional $2.5 million. The applicable agreements relating to the bridge financing are attached to this current report as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, each of which is incorporated herein by reference.

       The maturity date for the bridge note is June 30, 2001. The bridge note, which bears interest at 10% per annum, is secured by substantially all of our assets and by guarantees and a pledge of the shares of certain of our subsidiaries. The bridge note is subordinated to our revolving credit facility pursuant to the terms of the bridge note and a subordination agreement entered into between Foothill Capital Corporation and Pequot. The Bridge Note is generally not assignable without our consent, except that Pequot may assign the bridge note, or a portion thereof, to its affiliates and JDS Capital Management, Inc. and its affiliates. The bridge note contains certain customary representations, warranties and covenants by us. In addition, the bridge note contains a provision which provides that any acceleration of indebtedness under our senior credit facility will constitute a default under the bridge note.

       The bridge note is convertible at the option of the holder into units consisting of senior subordinated convertible promissory notes and warrants to purchase shares of our common stock. The bridge note outlines the general terms of the units and the securities underlying the units, the final terms of which are subject to the completion of the definitive documentation relating to such securities. The general terms of such securities as outlined in the bridge note are set forth below.

       Each unit will consist of (a) a $100,000 senior subordinated convertible note (the "Conversion Notes") and (b) warrants to purchase 15% of the shares of our common stock issuable upon conversion of the Conversion Notes (the "Conversion Warrants"). Each $100,000 of principal and interest due and owing on the bridge note will convert into one unit. The units issued on conversion of the Initial Advance are referred to herein as the "First Tranche Units" and the units issued on conversion of the Subsequent Advance are referred to herein as the "Second Tranche Units."

       The Conversion Notes will bear interest at 8% per annum, payable quarterly in cash, or, at the holder's option, in kind. The maturity date of the Conversion Notes will be the earlier of (a) 36 months from the date of issuance or (b) upon a liquidation event (as hereinafter referenced).

       At any time on or prior to the maturity date of the Conversion Notes, at the option of the holder, all or any portion of the principal amount of the Conversion Notes and all accrued and unpaid interest due on such Conversion Notes, may be converted into (a) the number of shares of one or more series of our preferred stock (the "New Preferred Stock"), each senior to our outstanding Series A Preferred Stock and, if a Third-Party Financing occurs, with the exception of the common stock conversion price, on substantially the same terms and conditions as the preferred stock to be issued in the Third-Party Financing, equal to the portion of the principal and accrued and unpaid interest due on such Conversion Notes which the holder decides to convert, divided by the preferred stock conversion price or (b) the number of shares of our common stock equal to the portion of the principal and accrued and unpaid interest due on such Conversion Notes which the holder decides to convert, divided by the common stock conversion price.

       The preferred stock conversion price will be $10.00. The common stock conversion price of the First Tranche Units will be the average closing bid price of our common stock for the five trading days preceding the date of the Initial Advance (the "Initial Funding Date"). The common stock conversion price of the Second Tranche Units will be determined as follows: (a) if the Third-Party Financing closes within 15 days of the Initial Funding Date, the common stock conversion price will be the lower of the average closing bid price of our common stock for the five trading days preceding the Initial Funding Date and the five trading days preceding the closing date of the Third-Party Financing (the "Third-Party Financing Common Stock Conversion Price"); (b) if the Third-Party Financing closes more than 15 days after the Initial Funding Date but on or before May 30, 2001, the common stock conversion price will be the lower of $0.60 and the Third-Party Financing Common Stock Conversion Price and (c) if the Third-Party Financing closes after May 30, 2001, the common stock conversion price will be the same as the common stock conversion price of the First Tranche Units.


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

       Notwithstanding the preceding paragraph, if the Third-Party Financing closes on or before May 30, 2001 and the Third-Party Financing Common Stock Conversion Price is less than the common stock conversion price for the First Tranche Units, then the common stock conversion price for the First Tranche Units will be reduced to the Third-Party Financing Common Stock Conversion Price and the number of shares of our common stock into which the units are convertible (the "Conversion Shares") will be adjusted accordingly.

       Notwithstanding the determination of the First Tranche common stock conversion price as set forth above, if and solely to the extent necessary to comply with the Nasdaq Stock Market Marketplace Rules, (a) the common stock conversion price for the First Tranche Units will be fixed at the average closing bid price of our common stock for the five trading days preceding the Initial Funding Date (as an alternative to the price as set forth above) and (b) if the Third Party Financing Common Stock Conversion Price is less than the common stock conversion price for the First Tranche Units, we will issue to the investor special warrants to purchase additional shares of our common stock in an amount equal to (a) the common stock conversion price for the First Tranche Units less the Third Party Financing Common Stock Conversion Price (b) multiplied by the number of shares of our common stock into which the First Tranche Units are convertible. The exercise price of the these special warrants will be equal to the average closing bid price of our common stock for the five trading days preceding the closing date of the Third Party Financing. Notwithstanding the determination of the common stock conversion price for the Second Tranche Units as set forth above, if and solely to the extent necessary to comply with the Nasdaq Marketplace Rules, (a) the common stock conversion price for the Second Tranche Units will be fixed at the average closing bid price of our common stock for the five trading days preceding the date of the Subsequent Advance (as an alternative to the price as set forth above) and (b) if such common stock conversion price for the Second Tranche Units is less than the common stock conversion price for the First Tranche Units, we will issue to the holder of the Second Tranche Units special warrants to purchase additional shares of our common stock in an amount equal to (a) the difference between the common stock conversion price for the First Tranche Units less the common stock conversion price for the Second Tranche Units (b) multiplied by the number of shares of our common stock into which the Second Tranche Units are convertible. The exercise price of these additional special warrants will be equal to the common stock conversion price of the Second Tranche Units.

       In the event that after the Initial Funding Date we issue any other shares of our common stock, preferred stock, options, warrants or convertible securities (other than as contemplated in connection with or relating to this transaction) at a purchase price, conversion price or exercise price per share (including any adjustments thereof) less than the fair market value (the "Purchase Price"), then the applicable conversion price and the number of Conversion Shares will be adjusted on a weighted-average basis (subject to certain customary exceptions to be agreed to by the parties), unless any such issuance occurs within one year after the initial closing of the First Tranche Units and the Purchase Price is below the conversion price, in which event the conversion price will be automatically reduced to such lower price, and the number of Conversion Shares will be adjusted accordingly. Notwithstanding the foregoing, no anti-dilution adjustment will be applicable in the event that (a) the Purchase Price of any securities issued equals twice the conversion price and (b) the Conversion Shares are fully registered for resale pursuant to an effective registration statement and are not subject to any lock-up provisions.

       In order to be in compliance with the Nasdaq Marketplace Rules relating to stockholder approval of a transaction by an issuer other than a public offering, the holders of the units will agree not to convert the securities which comprise the units into a number of shares of our common stock which, together with any securities issued in connection with a Third-Party Financing, in the aggregate, would result in the issuance of more than 19.9% of the outstanding shares of our common stock before the issuance of the units (the "Conversion Limitation"), until we receive stockholder approval of the transaction or a waiver of the stockholder approval from Nasdaq. We have agreed to seek such stockholder approval or waiver as soon as


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

reasonably practicable, but in no event later than June 30, 2001.

       The Conversion Notes will be callable by us at such time as the closing bid price for our common stock has equaled or exceeded, in each case for the 30 consecutive trading days prior to our notice to holders to call such Conversion Notes, (a) twice the common stock conversion price during year one, (b) two and a half times the common stock conversion price during year two, and (c) three times the common stock conversion price during year three or beyond, provided that our common stock is trading on a national securities exchange or the Nasdaq SmallCap or National Market System, and the shares underlying the Conversion Notes are fully registered for resale and not subject to any lock-up provisions. The holder of the Conversion Notes will have the right to convert all of the Conversion Notes before the call date and we may not call the Conversion Notes if the investor's right to convert the Conversion Notes is restricted in any way.

       In the event that at the two-year anniversary of the closing of the First Tranche Units (the "Anniversary Date"), the average closing bid price of our common stock for the 30 consecutive trading days immediately preceding such two-year anniversary (the "Average Trading Price") is less than the common stock conversion price, the holder of the Conversion Notes will have the right to accelerate the maturity date of the Conversion Notes to a date twenty days after the Anniversary Date (the "Put"). In the event of such Put, the Company will have the option to pay such redemption price in cash or in shares of our common stock valued at the Average Trading Price provided the shares to be issued are fully registered for resale pursuant to an effective registration statement and are not subject to any lock-up provisions.

       The Conversion Notes will be secured by substantially all of our assets and will rank senior to any existing or future indebtedness but will be subordinate to senior indebtedness (to be defined in the definitive documentation). The Conversion Notes will contain standard affirmative and negative covenants including restrictions on incurrence of debt, payment of dividends, mergers, increases in compensation and related party transactions.

       We will file a registration statement covering the shares of our common stock underlying the units (without giving effect to the potential anti-dilution calculations) within three months after the initial issuance of the First Tranche Units, and will use its best efforts to cause such registration statement to become effective within two months after such filing, subject to the lock-up provision set forth below. In the event that such registration statement is not effective within six months or the effectiveness and use thereof is suspended beyond certain mutually agreed periods, then the applicable conversion price will be reduced by 5% for each month, or portion thereof, until such time as the registration statement is effective or the suspension ceases and the prospectus may be used. The holder of the units will also have unlimited piggyback registration rights.

       The New Preferred Stock will have the same covenants and anti-dilution rights as the Conversion Notes. The New Preferred Stock will have customary terms, including, but not limited to, customary conversion rights and voting rights. In addition, the New Preferred Stock will have the terms set forth below.

       The original issue price for each share of New Preferred Stock will be $10.00. Each share of New Preferred Stock will be entitled to receive, in preference to holders of our common stock and the holders of any shares of our Series A Preferred Stock, an amount such that holders of each share of New Preferred Stock will receive a compound annual return on the original issue price up to 33%. This return is referred to as the liquidation preference. In no event will the holders of New Preferred Stock receive a return on the original issue price of less than 15%, irrespective of the date of a liquidation event, described below. After payment in full of the liquidation preference, the holders of shares of New Preferred Stock will be entitled to participation in our remaining assets, and any assets available for distribution will be distributed to the holders of our common stock and the holders of New Preferred Stock in proportion to the number of shares of our common stock then held by them and the number of shares of our common stock which they then have the right to acquire upon conversion of the shares of New Preferred Stock then held by them. A merger or consolidation, where existing stockholders do not retain more than 50% of the voting power or interest, a sale of all or substantially all of our assets or an acquisition of 50% or more of the voting power or interest in the company by a single person or Section 13D group (except in a transaction as contemplated in connection with or relating to the bridge note transaction) will be deemed to be a liquidation for purposes hereof except to the extent that such acquisition, merger or consolidation transaction involves the formation of a holding company or is an internal reorganization or reclassification, the effect of which is that more than 50% of the voting power remain constant. Each of the aforementioned transactions, with the noted exceptions, are referred to as a liquidation event.

       Holders of New Preferred Stock will be entitled to receive, prior to any payments of dividends to holders of our common stock or other series of our preferred stock, cumulative dividends payable quarterly in the amount of 8% per annum per share. To the extent that the dividend is not declared and paid quarterly, it will accumulate. At the option of the holder, dividends may be paid in-kind or paid in cash.

       We will issue seven-year Conversion Warrants to purchase a number of shares of common stock equal to 15% of the number of shares of our common stock initially issuable upon conversion of the Conversion Notes, at an exercise price equal to 100% of the applicable Common Stock Conversion Price. We also may issue seven-year special warrants if the common stock conversion price is changed as a result of the application of the Nasdaq Marketplace Rules. The Conversion Warrants and the special warrants will contain the same anti-dilution rights as provided in the Conversion Notes.

       Pequot is an affiliate of Pequot Capital Management, Inc. which manages other related investment funds that, as a group, constitute our largest shareholder. In addition, James P. McNiel, one of our directors, is a Senior Vice President at Pequot Capital Management, Inc., and Gerald A. Poch, also one of our directors, is a Manager Director/Portfolio Manager at Pequot Capital Management, Inc. In addition, before joining FutureLink, Howard E. Taylor, our President and Chief Executive Officer was a venture operating partner at Pequot Capital Management, Inc. from September 2000 to November 2000.

       We issued the bridge note under an exemption provided by Section 4(2) of the Securities Act, as a transaction not involving any public offering. No underwriters were


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

involved in connection with the issuance of the bridge note. Pequot represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and agreed that it would not resell the bridge note or the underlying securities unless they became registered or another exemption from registration was available. The bridge note is appropriately legended to reflect these restrictions.

Consolidation of Data Centers and Workforce Reduction

       We are in the process of consolidating our three North American data centers at our Lake Forest, California facility. In addition, in April 2001, we completed a 5% reduction of our workforce.

Nasdaq Update

       As previously disclosed, we received a notice from Nasdaq that our common stock had not maintained a minimum bid price of $1.00 over a period of 30 consecutive trading days as required by the Nasdaq Marketplace Rules. As a result, Nasdaq, in accordance with such Marketplace Rules, has provided us with 90 calendar days, until June 25, 2001, to regain compliance with this requirement. If we are unable to demonstrate compliance with the requirement on or before June 25, 2001, Nasdaq will provide us with written notification that our securities will be delisted, a determination which we may appeal at that time.

       Since filing our annual report on Form 10-KSB with the Securities and Exchange Commission, which included our independent auditors' report that contained a "going concern" qualification, Nasdaq requested that we present it with information relating to our ability to sustain compliance with Nasdaq's continued listing requirements. We plan to submit such information to Nasdaq in accordance with Nasdaq's request. Although we intend to take steps to maintain our Nasdaq listing, we cannot give any assurance that Nasdaq will not take steps to delist our common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (a)    Financial Statements of Businesses Acquired. Not Applicable.

       (b)    Pro Forma Financial Information. Not Applicable.

       (c)    Exhibits

              10.1 Amendment Number Two to Loan and Security Agreement and Waiver and Consent, dated April 20, 2001, by and among Foothill Capital Corporation, FutureLink Corp. and certain of its Subsidiaries.

              10.2 Amendment Number One to Loan Agreement, dated April 20, 2001 between Foothill Capital Corporation and FutureLink Corp. and FutureLink Europe Limited.

              10.3 Secured Subordinated Convertible Promissory Note issued to Pequot Private Equity Fund II, L.P. on April 20, 2001

              10.4 Security Agreement dated April 20, 2001 by and among FutureLink Corp., certain of its Subsidiaries and Pequot Private Equity Fund II, L.P.

              10.5 Subsidiary Guaranty dated April 20, 2001 by certain Subsidiaries of FutureLink Corp. in favor of Pequot Private Equity Fund II, L.P.

              10.6 Pequot Subordination Agreement dated April 20, 2001 by and between Pequot Equity Fund II, L.P. and Foothill Capital Corporation.

              99.1   Press Release dated April 23, 2001

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        FUTURELINK CORP.



                                        By:/s/  HOWARD E. TAYLOR
                                           -------------------------------------
                                                Howard E. Taylor, President
                                                and Chief Executive Officer

                                        Dated:  April 23, 2001


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                               INDEX TO EXHIBITS

              10.1 Amendment Number Two to Loan and Security Agreement and Waiver and Consent, dated April 20, 2001, by and among Foothill Capital Corporation, FutureLink Corp. and certain of its Subsidiaries.

              10.2 Amendment Number One to Loan Agreement, dated April 20, 2001 between Foothill Capital Corporation and FutureLink Corp. and FutureLink Europe Limited.

              10.3 Secured Subordinated Convertible Promissory Note issued to Pequot Private Equity Fund II, L.P. on April 20, 2001

              10.4 Security Agreement dated April 20, 2001 by and among FutureLink Corp., certain of its Subsidiaries and Pequot Private Equity Fund II, L.P.

              10.5 Subsidiary Guaranty dated April 20, 2001 by certain Subsidiaries of FutureLink Corp. in favor of Pequot Private Equity Fund II, L.P.

              10.6 Pequot Subordination Agreement dated April 20, 2001 by and between Pequot Equity Fund II, L.P. and Foothill Capital Corporation.

              99.1   Press Release dated April 23, 2001